Exhibit 99.1
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[PARAGON LETTERHEAD]                                                        News
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FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Len Yurkovic, President and CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.ptgamex.com


              PARAGON TECHNOLOGIES COMPLETES ASSET SALE OF ERMANCO
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EASTON, PA -- August 8, 2005 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, announced today that on August 5, 2005, after receiving the approval of the Company's stockholders at a Special Meeting of Stockholders held on August 3, 2005, the Company completed its previously announced sale of substantially all of the assets and liabilities of Ermanco Incorporated, Paragon's wholly-owned conveyor and sortation subsidiary located in Spring Lake, Michigan, to TGW Transportgerate GmbH and its wholly owned subsidiary, Malibu Acquisition, Inc. As a result of the completion of the sale, the Company received cash consideration of approximately $23 million (subject to a final working capital adjustment) in connection with the sale of substantially all of the assets and liabilities of Ermanco.

As previously announced on May 23, 2005, the terms of the acquisition agreement provided that TGW pay cash in the amount of $23 million (subject to working capital adjustments) to the Company and assume certain liabilities of Ermanco. In connection with the asset sale, the Company's Board received an opinion from the Company's financial advisors, Boenning & Scattergood, Inc., that the consideration received by Paragon in the transaction was fair from a financial point of view to Paragon's stockholders.

Commenting on the transaction, Len Yurkovic, President and Chief Executive Officer of Paragon Technologies said, "This transaction allows for a significant redeployment of assets to address the needs of our core markets and our investors. We are pleased with the support of our stockholders and wish to thank our strategic transaction advisors, Board of Directors, and employees for their dedication and effort to complete this transaction. We will continue to pursue strategies intended to maximize stockholder value."

Ermanco, a manufacturer of Ermanco branded light to medium duty unit handling and conveyor and sortation products, serving the material handling industry through a network of approximately 100 experienced material handling equipment distributors, was originally acquired by the Company on September 30, 1999.

The sale of Ermanco to TGW is the first major step in the Board of Paragon's review of strategic alternatives announced earlier this year. The sale allows the Company to focus its efforts and redirect its assets to potentially higher growth markets, including markets served by the Company's SI Systems branded Order Fulfillment technologies and SI Production & Assembly Systems branded technologies. Paragon's Board plans to continue to pursue strategies intended to maximize stockholder value.

Also, the Company's Board of Directors recently amended its existing stock repurchase program by increasing the amount it has authorized management to repurchase from up to $1,000,000 of the Company's common stock to up to $5,000,000. The stock repurchases may, at the discretion of the Company's management, be made from time to time on the open market or in privately negotiated transactions. "The Board of Directors believes that the stock repurchase program will allow the Company to take advantage of opportunities to repurchase the Company's common stock at favorable prices in order to enhance stock value," says Len Yurkovic, President and CEO.


                                     [MORE]

We Build Productivity                                                     [LOGO]
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      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9295
                       o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
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[LOGO]                                                                    Page 2
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Under the stock repurchase program, the Company may repurchase shares of its common stock from time to time in compliance with SEC regulations and subject to market conditions. The stock repurchase program does not require the Company to acquire any specific number of shares, and the Company may terminate the program at any time. Subject to the $5,000,000 limitation, of which approximately $4,675,000 remains available for repurchases under the stock repurchase program, the timing and quantity of any stock repurchases will be at the sole discretion of the Company.

Paragon will continue to offer and sell products under its SI Systems Order Fulfillment and SI Production & Assembly Systems brands, including material handling solutions that address order fulfillment and unit assembly handling applications.

The Company's SI Systems Order Fulfillment Systems capabilities have been enhanced by providing sophisticated turnkey software and hardware products, and fulfilling orders in distribution centers, ranging from health and beauty aids to entertainment products in the music and computer fields. The Company has a well established clientele in mail order operations, wholesale drug and chain store drug distribution centers, and numerous other sophisticated warehouse management operations.

The newly developed SINTHESIS(TM) Software Suite, offering 26 modules of integrating software, enables expansion and growth potential in warehouse and distribution management centers, beyond its current customer base. SINTHESIS(TM) supports order fulfillment needs, from small manual systems to large sophisticated systems, integrating proprietary as well as nonproprietary products.

The Company's SI Production & Assembly Systems capabilities have enabled it to become a market leader in serving customers in selected niches seeking horizontal transport of unit load products. Its LO-TOW(R) Ergonomic Towline Vehicle(TM) employs RFID (Radio Frequency Identification) technology to impart ergonomic capability to the production of vehicles, ranging from golf carts, motorcycles, and snowmobiles to the assembly of lawn mowers, motor assemblies, and farming vehicles. This product line is installed in numerous government facilities, ranging from the Defense Logistics Agency to the U.S. Postal Service. Paragon's high precision CARTRAC(R) product line has a well established customer base in the appliance and automotive industry, with new applications possible in the radiation technology field, where the need for precision guidance is paramount.

Paragon's SI Systems Order Fulfillment and SI Production & Assembly Systems branded technologies drive productivity for Fortune 1000 companies and the United States government.

As a result of the completion of the sale of substantially all of the assets and liabilities of Ermanco, Paragon will file a report on Form 8-K describing the transaction. Once filed, this document will be available free of charge at the SEC's website at http:/www.sec.gov/ and from Paragon.

In other news, Steven Shulman resigned as a director of the Company. Mr. Shulman became a director of the Company as a result of the Company's purchase of Ermanco on September 30, 1999. Len Yurkovic expressed the Company's appreciation for his contributions and years of service to the Company.

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Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate,"
"does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should,"
"continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such
"forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. Furthermore, achievement of the objectives of the Company following the sale of Ermanco is subject to risks associated with business disruption resulting from the announcement of the sale and other risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2004 and the most recent quarterly report on Form 10-Q for the first fiscal quarter ended March
31, 2005.

     This press release and prior releases are available at www.ptgamex.com.
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